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                           THE DFA INVESTMENT TRUST COMPANY

                   ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                                 ADDENDUM NUMBER ONE


     THIS AGREEMENT is made as of the 7TH day of DECEMBER, 1998 by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware Business Trust (the "Fund"), and PFPC INC., formerly "Provident Financial Processing Corporation," a Delaware corporation ("PFPC").


                               W I T N E S S E T H :


     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended;


     WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated January 15, 1993, (the "Agreement") which, as of the date hereof, is in full force and effect;


     WHEREAS, PFPC presently provides such services to the existing series of shares of the Fund, including a new series of the Fund, designated as The Tax-Managed U.S. Marketwide Value Series, which are listed on Schedule B, attached hereto; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any series organized by the Fund after the date of the Agreement as agreed to in writing by the Fund and PFPC;


     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:


     1.   The Agreement hereby is amended effective December 7, 1998 by:

          (a) replacing all references to "Provident Financial Processing Corp." with "PFPC Inc."

          (b)  re-stating Paragraph 1 of the Agreement to read as follows:

               "1.  APPOINTMENT.
                    The Fund hereby appoints PFPC to provide certain administrative and accounting services to each series of shares of the Fund, as listed on Schedule B, (the "Series") attached hereto, for the period and on the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish the series herein set forth in return for the compensation as provided in Paragraph 12 of this Agreement. The records, notices, reports and services provided by PFPC hereunder shall be prepared, kept, maintained and furnished by PFPC in respect of

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          each Series of the Fund existing on the date hereof, and any Series organized by the Fund after the date hereof as agreed in writing by the Fund and PFPC.


     (c)  re-stating Paragraph 2 of the Agreement to read as follows:


          "2.  DELIVERY OF DOCUMENTS.
               The Fund has furnished PFPC with copies of properly certified or authenticated copies of each of the following:

               a. Resolutions of the Fund's Board of Trustees authorizing the appointment of PFPC to provide certain administration and accounting services for the Fund as provided herein and approving this Agreement;

               b. Appendix A, identifying and containing the signatures of the Fund's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund;

               c. The Fund's Certificate of Trust filed with the Delaware Secretary of State on October 17, 1992 and all amendments thereof;

               d. The Fund's Agreement and Declaration of Trust and all amendments thereto (such Agreement and Declaration of Trust as presently in effect and as it may from time to time be amended, is herein called the "Declaration of Trust");

               e. The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called "By-Laws");

               f. The current investment advisory agreements between Dimensional Fund Advisors Inc. (the "Advisor") and the Fund;

               g. The Custodian Agreement between PNC Bank, N.A. (formerly Provident National Bank) and the Fund dated as of January 15, 1993;

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               h.   The Transfer Agency Agreement between PFPC Inc. (formerly
                    Provident Financial Processing Corporation) and the Fund dated as of January 15, 1993; and

               i. The Fund's most recent registration statement on Form N-1A under the 1940 Act (File No. 811-7436), as filed with the U.S. Securities and Exchange Commission ("the SEC") on December 7, 1998 and all amendments thereto (such registration statement as presently effective and as it shall from time to time be amended, is herein called the "Registration Statement").

                    The Fund will furnish PFPC from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

     2. The fee schedules of PFPC applicable to the Series shall be as agreed to in writing, from time to time.


     3.   This Addendum supercedes all prior Amendments to the Agreement.


     4. In all other respects, the Agreement shall remain unchanged and in full force and effect.


     5. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                         THE DFA INVESTMENT TRUST COMPANY

                         By: /s/ Irene R. Diamant
                            ----------------------------------
                              IRENE R. DIAMANT
                              VICE PRESIDENT

                         PFPC INC.

                         By: /s/ Joseph Gramlich
                            ----------------------------------
                              JOSEPH GRAMLICH
                              SENIOR VICE PRESIDENT


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                                                           AMENDED AND RESTATED
                                                           DECEMBER 7, 1998

                                     APPENDIX A
                          THE DFA INVESTMENT TRUST COMPANY

          I, Irene R. Diamant, Secretary of The DFA Investment Trust Company, a Delaware business trust (the "Fund"), do hereby certify that:

          The following individuals are duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund:

     NAME                     SIGNATURE
     ----                     ---------


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                                                          AMENDED AND RESTATED
                                                          DECEMBER 7, 1998

                                     SCHEDULE B


                                     SERIES OF
                            DFA INVESTMENT TRUST COMPANY


                         THE U.S. 9-10 SMALL COMPANY SERIES
                         THE U.S. 6-10 SMALL COMPANY SERIES
                           THE U.S. LARGE COMPANY SERIES
                       THE ENHANCED U.S. LARGE COMPANY SERIES
                             THE U.S. 6-10 VALUE SERIES
                          THE U.S. LARGE CAP VALUE SERIES
                             THE U.S. 4-10 VALUE SERIES
                         THE JAPANESE SMALL COMPANY SERIES
                        THE PACIFIC RIM SMALL COMPANY SERIES
                      THE UNITED KINGDOM SMALL COMPANY SERIES
                            THE EMERGING MARKETS SERIES
                         THE DFA INTERNATIONAL VALUE SERIES
                       THE EMERGING MARKETS SMALL CAP SERIES
                        THE CONTINENTAL SMALL COMPANY SERIES
                        THE DFA ONE-YEAR FIXED INCOME SERIES
                    THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                    THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES

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